IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

MOTORS LIQUIDATION COMPANY, et al.,	Case No. 09-50026 (REG)
f/k/a General Motors Corp., et al.

Debtors.	(Jointly Administered)

CONSENT DECREE AND SETTLEMENT AGREEMENT BETWEEN
THE DEBTORS AND THE UNITED STATES OF AMERICA

I.  BACKGROUND
WHEREAS, on June 1, 2009, Motors Liquidation Company (f/k/a General Motors Corporation) (“MLC”) and its affiliated debtors (collectively, the “Initial Debtors”), commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) before the United States Bankruptcy Court for the Southern District of New York (the “Court”), Case No. 09-50026 (REG);
WHEREAS, on October 9, 2009, two additional debtors, REALM and ENCORE (together with the Initial Debtors, the “Debtors”), commenced voluntary cases under chapter 11 of the Bankruptcy Code;
WHEREAS, the chapter 11 cases filed by the Initial Debtors, REALM and ENCORE have been consolidated for procedural purposes and are being administered jointly as Case No. 09-50026 (REG) (the “Bankruptcy”);
WHEREAS, the United States of America (the “United States”), by its attorney, Preet Bharara, United States Attorney for the Southern District of New York, on behalf of the United States Environmental Protection Agency (“EPA”), has alleged that MLC and/or affiliated Debtors are potentially responsible or liable parties with respect to the sites identified in Paragraphs 4-32, and 36-40 below (the “Settled Non-Owned Sites”);
WHEREAS, the United States on behalf of EPA has alleged that the Debtors are liable under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §§ 9601-9675, and the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., (“RCRA”), to comply with injunctive orders and for costs EPA has incurred or will incur in response to releases and threats of releases of hazardous substances at or in connection with the Settled Non-Owned Sites;
WHEREAS on October 6, 2009, the Court entered that certain Order pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rules 3007 and 9019(b) Authorizing the Debtors to (i) File Omnibus Claims Objections and (ii) Establish Procedures for Settling Certain Claims (ECF No. 4180) (the “Settlement Procedures Order”);
WHEREAS pursuant to the Settlement Procedures Order, the Debtors are authorized, with certain exceptions, to settle any and all claims asserted against the Debtors without prior approval of the Court or other party in interest whenever (i) the aggregate amount to be allowed for an individual claim (the “Settlement Amount”) is less than or equal to $1 million or (ii) the Settlement Amount is within 10 percent of the noncontingent, liquidated amount listed on the Debtors’ schedules of assets and liabilities so long as the difference in amount does not exceed $1 million (any settlement amount within (i) or (ii) being a “De Minimis Settlement Amount”);
WHEREAS pursuant to the Settlement Procedures Order, if the Settlement Amount is not a De Minimis Settlement Amount, but is less than or equal to $50 million, the

Debtors must submit the proposed settlement to the official committee of unsecured creditors appointed in these chapter 11 cases (the “Creditors’ Committee”).  If applicable, within five business days of receiving the proposed settlement, the Creditors’ Committee may object or request an extension of time within which to object.  If there is a timely objection made by the Creditors’ Committee, the Debtors may either (a) renegotiate the settlement and submit a revised notification to the Creditors’ Committee or (b) file a motion with the Court seeking approval of the existing settlement under Bankruptcy Rule 9019 on no less than ten days’ notice.  If there is no timely objection made by the Creditors’ Committee or if the Debtors receive written approval from the Creditors’ Committee of the proposed settlement prior to the objection deadline (either of such events hereafter defined as “Committee Consent”), then the Debtors may proceed with the settlement;
WHEREAS, (i) on November 28, 2009, the United States timely filed duplicate copies of its proof of claim against MLC both in the Bankruptcy Court and directly with the Debtors’ claims agent, and the two copies of the identical proof of claim were assigned Nos. 67362 and 64064, and (ii) on April 16, 2010, the United States filed proofs of claim against REALM and ENCORE which were assigned Nos. 70254 and 70255, respectively, (collectively, the “U.S. Proof of Claim”);
WHEREAS certain potentially responsible parties implementing response action at the Settled Non-owned Sites as set forth herein have asserted claims for contribution for response costs from the Debtors at the Casmalia Resources Superfund Site in Santa Barbara County, California (the “Casmalia Site”), the Operating Industries, Inc. Landfill Superfund

Site in Los Angeles County, California (the “Operating Industries Site”), and the Malvern TCE Superfund Site in Chester County, Pennsylvania (the “Malvern Site”);
WHEREAS, the Debtors and the United States (collectively, the “Parties”) have differences of opinion with respect to the proofs of claim asserted by the United States regarding the Settled Non-Owned Sites and wish to resolve their differences with respect to the U.S. Proof of Claim as provided herein;
WHEREAS, the treatment of liabilities provided for herein represents a compromise of the positions of the Parties and is entered into solely for purposes of this settlement;
WHEREAS, this Settlement Agreement is in the public interest and is an appropriate means of resolving these matters;
WHEREAS the claims for all sites other than the Settled Non-Owned Sites (the “Surviving Claims”) shall in no way be affected by this settlement, and the Debtors retain all rights to object to all or some of the Surviving Claims;
WHEREAS the Debtors have provided or will provide notice of the Settlement to the Creditors’ Committee in accordance with the Settlement Procedures Order.
NOW, THEREFORE, without the admission of liability or the adjudication of any issue of fact or law, and upon the consent and agreement of the parties to this Settlement Agreement by their attorneys and authorized officials, it is hereby agreed as follows:
II.  DEFINITIONS
1.        Unless otherwise expressly provided herein, terms used in this Settlement Agreement that are defined in CERCLA or its regulations or in the Bankruptcy Code shall have the meaning assigned to them in CERCLA, its regulations, or the Bankruptcy Code.  Whenever terms listed below are used in this Settlement Agreement, the following definitions shall apply:

a.	“Allowed General Unsecured Claim” has the meaning set forth in the Plan of Liquidation.
b.	“Bankruptcy” has the meaning set forth in the recitals.
c.	“Bankruptcy Code” has the meaning set forth in the recitals.
d.	“Bankruptcy Court” or the “Court” has the meaning set forth in the recitals.
e.	“CERCLA” has the meaning set forth in the recitals.
f.	“Claim” has the meaning provided in section 101(5) of the Bankruptcy Code.
g.	“Effective Date” means the date an order is entered by the Bankruptcy Court approving this Settlement Agreement.
h.	“EPA” has the meaning set forth in the recitals.
i.	“EPA Allowed Claim” means the total amount of Allowed General Unsecured Claims by EPA in settlement and satisfaction of its claims concerning the Settled Non-Owned Sites.
j.	“GUC Trust” has the meaning set forth in the Plan.
k.	“Hazardous Substance Superfund” means the Hazardous Substance Superfund established by 26 U.S.C. § 9507.
l.	“Initial Distribution” has the meaning set forth in the Plan.
m.	“MLC” has the meaning set forth in the recitals.
n.
“New Proof of Claim” means the proof of claim filed by the United States within thirty days after the Effective Date concerning any sites not resolved by this or any other settlement agreement between the United States and Debtors.

o.	“NPL” means the National Priorities List, 40 C.F.R. Part 300.
p.	“Parties” has the meaning set forth in the recitals.

q.	“Petition Date” means June 1, 2009, in the case of the Initial Debtors, and October 9, 2009, in the case of REALM and ENCORE.
r.	“Plan of Liquidation” or “Plan” means the Debtors’ Joint Chapter 11 Plan, dated August 31, 2010 (as revised, amended, and supplemented from time to time).
s.	“Settlement Agreement” means this Consent Decree and Settlement Agreement between the Debtors and the United States of America.
t.	“Settled Non-Owned Sites” has the meaning set forth in the recitals.
u.	“United States” means the United States of America and all of its agencies, departments, and instrumentalities, including EPA, DOI and NOAA.
v.	“U.S. Proof of Claim” has the meaning set forth in the recitals.
III.                  JURISDICTION
2.        The Bankruptcy Court has jurisdiction over the subject matter hereof pursuant to 28 U.S.C. §§ 157, 1331, and 1334, and 42 U.S.C. §§ 9607 and 9613(b).
IV.  PARTIES BOUND; SUCCESSION AND ASSIGNMENT
3.        This Settlement Agreement applies to, is binding upon, and shall inure to the benefit of the United States, the Debtors, the Debtors’ legal successors and assigns, and any trustee, examiner, or receiver appointed in the Bankruptcy Cases.
V.  ALLOWED CLAIMS
4.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Dearborn Refining Site in Wayne County, Michigan (the “Dearborn Refining Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $130,000 classified in Class 3 under the Debtors’ Chapter 11 Plan of Liquidation, filed August 31, 2010, as amended (the “Plan of Liquidation”).
5.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Atlantic Resources Corporation Superfund Site in Middlesex County, New Jersey (the “Atlantic Resources Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $172,200, classified in Class 3 under the Plan of Liquidation.
6.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Massena Superfund Site, located in St. Lawrence County, New York (the “Central Foundry Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $2,741,731, classified in Class 3 under the Plan of Liquidation.
7.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Tremont City Barrel Fill Site in Clark County, Ohio (the “Tremont Site”) the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $7,500,000, classified in Class 3 under the Plan of Liquidation.
8.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Valleycrest Landfill Site located at 200 Valleycrest Drive in Dayton, Montgomery County, Ohio (the “Valleycrest Site”) the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $7,000,000, classified in Class 3 under the Plan of Liquidation.
9.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Flint West a/k/a Chevy in the Hole Site at 300 North Chevrolet Avenue, Flint, Michigan, (the “Chevy in the Hole Site”) the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $4,200,000, classified in Class 3 under the Plan of Liquidation.

10.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the South Dayton Dump & Landfill Superfund Site in Montgomery County, Ohio (the “South Dayton Site”) the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $4,000,000, classified in Class 3 under the Plan of Liquidation.
11.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Doepke Holliday Disposal Superfund Site in Johnson County, Kansas (the “Doepke Disposal Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $155,000, classified in Class 3 under the Plan of Liquidation.
12.        In partial settlement and satisfaction of the Operating Industries Steering Committee’s proof of claim and in full settlement and satisfaction of the U.S. Proof of Claim with respect to the Operating Industries Site, the Operating Industries Steering Committee shall have an Allowed General Unsecured Claim in the amount of $2,300,000, classified in Class 3 under the Plan of Liquidation.  Any distribution made pursuant to this paragraph shall be made in accordance with instructions provided to Debtors by the Operating Industries Steering Committee.
13.        With respect to the 68th Street Dump Superfund Site in Baltimore and Rosedale Counties, Maryland (the “68th Street Site”), MLC was required to maintain financial assurance securing its full and final completion of remedial work.  MLC satisfied its financial assurance obligation by executing a performance bond in the amount of $122,000 with Westchester, naming EPA as beneficiary.  Following the Bankruptcy, EPA notified Westchester that MLC had stopped performing remedial work at the 68th Street Site and that its obligations under the bond had become due.  In partial settlement and satisfaction of the U.S. Proof of Claim with respect to the 68th Street Site, Westchester will pay EPA up to $122,000, as directed by EPA, for the cost of remedial work at the 68th Street Site.  The United States shall also receive an Allowed General Unsecured Claim for the 68th Street Site in the amount of $2,368,000, classified in Class 3 under the Plan of Liquidation. The performance bond in the amount of $122,000 and the Allowed General Unsecured Claim in the amount of $2,368,000 shall be in full settlement and satisfaction of the U.S. Proof of Claim with respect to the 68th Street Site.
14.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Sealand Restoration Inc. Superfund Site in St. Lawrence County, New York (the “Sealand Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $791,000, classified in Class 3 under the Plan of Liquidation.
15.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Lammers Barrel Superfund Site in Greene County, Ohio (the “Lammers Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $1,200,000, classified in Class 3 under the Plan of Liquidation.
16.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Tonolli Corporation Superfund Site in Carbon County, Pennsylvania (the “Tonolli Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $50,400, classified in Class 3 under the Plan of Liquidation.
17.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Tri-Cities Barrel Superfund Site in Broome County, New York (the “Tri-Cities Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $40,000, classified in Class 3 under the Plan of Liquidation.

18.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Army Creek Landfill Superfund Site in New Castle County, Delaware (the “Army Creek Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $300,000, classified in Class 3 under the Plan of Liquidation.
19.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the  Chemical Recovery Systems Site in Lorain County, Ohio (the “Chemical Recovery Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $40,000, classified in Class 3 under the Plan of Liquidation.
20.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Lake Calumet Superfund Site in Cook County, Illinois (the “Lake Calumet Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $14,600, classified in Class 3 under the Plan of Liquidation.
21.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Jacks Creek/Sitkin Smelting Corporation Superfund Site in Mifflin County, Pennsylvania (the “Jacks Creek Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $1,155 classified in Class 3 under the Plan of Liquidation.
22.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Rose Township Dump Superfund Site in Oakland County, Michigan (the “Rose Dump Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $211,108, classified in Class 3 under the Plan of Liquidation.
23.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Springfield Township Dump Superfund Site in Oakland County, Michigan (the “Springfield

Dump Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $211,108, classified in Class 3 under the Plan of Liquidation.
24.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Spectron Superfund Site in Cecil County, Maryland (the “Spectron Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $581,664, classified in Class 3 under the Plan of Liquidation.
25.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Breslube-Penn Superfund Site in Allegheny County, Pennsylvania (the “Breslube Site”) the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $1,100,000, classified in Class 3 under the Plan of Liquidation.
26.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Delaware Sand & Gravel Superfund Site in New Castle County, Delaware (the “DS&G Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $1,234,250, classified in Class 3 under the Plan of Liquidation.
27.        In partial settlement and satisfaction of the Chemclene PRP group’s proof of claim and in full settlement and satisfaction of the U.S. Proof of Claim with respect to the Malvern Site, the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $4,500 classified in Class 3 under the Plan of Liquidation and the Chemclene PRP Group shall have an Allowed General Unsecured Claim in the amount of $376,500 classified in Class 3 under the Plan of Liquidation.  Any distribution made pursuant to this paragraph shall be made in accordance with instructions provided to Debtors by the Chemclene PRP Group.

28.        In partial settlement and satisfaction of the proof of claim of the Casmalia Resources Site Steering Committee and in full settlement and satisfaction of the U.S. Proof of Claim and with respect to the Casmalia Site, the Casmalia Resources Site Steering Committee shall have an Allowed General Unsecured Claim in the amount of $344,039, classified in Class 3 under the Plan of Liquidation. Any distributions in accordance with this paragraph shall be in the name of Morgan Stanley Smith Barney LLC as Custodian for the Casmalia Resources Site and made to Morgan Stanley Smith Barney LLC, Depository Trust Company clearing number 0418, as custodian for the Casmalia Site, account number 7267133010, tax identification number 260500530, account title “Casmalia Consent Decree.”
29.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Ventron/Velsicol Superfund Site in Bergen County, New Jersey (the “Ventron/Velsicol Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $200,000, classified in Class 3 under the Plan of Liquidation.
30.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Forest Waste Disposal Superfund Site in Genesee County, Michigan (the “Forest Waste Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $495,460, classified in Class 3 under the Plan of Liquidation.
31.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the Reclamation Oil Company Site in Wayne County, Michigan (the “Reclamation Oil Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $253,642, classified in Class 3 under the Plan of Liquidation.
32.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the  Mercury Refining Superfund Site located in Albany County, New York (the “Mercury Refining

Site”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $18,192, classified in Class 3 under the Plan of Liquidation.
33.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the civil penalty claims resulting from RCRA inspections at a variety of automotive assembly plants owned by GM throughout the United States (the “Multiregional RCRA Sites”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $48,260, classified in Class 3 under the Plan of Liquidation.
34.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the civil penalty claims under the Clean Air Act (“CAA”), 42 U.S.C. §§ 7401-7671q (the “Clean Air Act Violations”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $875,000, classified in Class 3 under the Plan of Liquidation.
35.        In settlement and satisfaction of the U.S. Proof of Claim with respect to the civil penalty claims for failure to maintain adequate financial assurance for closure, post-closure and third party liability pursuant to RCRA Sections 3004(a) and (t), 42 U.S.C. § 6924(a) and (t), (the “RCRA Financial Assurance Violations”), the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the amount of $353,000, classified in Class 3 under the Plan of Liquidation.
36.        With respect to the Waukegan Manufactured Gas & Coke Plant Superfund Site in Lake County, Illinois (the “Waukegan Site”) which is part of the larger Outboard Marine Corporation Superfund Site (the “OMC Site”), MLC was required to maintain financial assurance securing its full and final completion of remedial work.   MLC satisfied its financial assurance obligation by executing a performance bond in the amount of $10.5 million with Westchester Fire Insurance Company (“Westchester”), naming EPA as beneficiary.  Following the Bankruptcy, EPA notified Westchester that MLC had stopped performing remedial work at the Waukegan Site and that its obligations had become due.  The terms of the bond provide that Westchester may either (1) perform the remedial work; or (2) pay EPA up to $10.5 million for the cost of remedial work.  Westchester elected to perform the remedial work and subsequently made itself a party to the Remedial Action Consent Decree in the United States District Court for the Northern District of Illinois, No, 04-C-5172.   In settlement and satisfaction of the U.S. Proof of Claim with respect to the Waukegan Site, Westchester will perform remedial work at the Waukegan Site up to the amount of $10.5 million.  The United States shall not receive any Allowed General Unsecured Claim for the Waukegan Site under this Settlement Agreement.
37.        With respect to the H. Brown Company Superfund Site in Walker, Michigan (the “H. Brown Site”), MLC was required to maintain financial assurance securing its full and final completion of remedial work.  MLC satisfied its financial assurance obligation by executing a performance bond in the amount of $89,000 with Westchester, naming EPA as beneficiary.  Following the Bankruptcy, EPA notified Westchester that MLC had stopped performing remedial work at the H. Brown Site and that its obligations under the bond had become due.  In settlement and satisfaction of the U.S. Proof of Claim with respect to the H. Brown Site, Westchester will pay EPA up to $89,000, as directed by EPA, for the cost of remedial work at the H. Brown Site.  The United States shall not receive any Allowed General Unsecured Claim for the H. Brown Site under this Settlement Agreement.
38.        With respect to the Sanitary Landfill Company Superfund Site, also known as the Cardington Road Superfund Site, in Montgomery County, Ohio (the “Sanitary Landfill Site”), MLC was required to maintain financial assurance securing its full and final completion of remedial work.  MLC satisfied its financial assurance obligation by executing a performance bond in the amount of $2,423,000 with Westchester, naming EPA as beneficiary.  Following the Bankruptcy, U.S. notified Westchester that MLC had stopped performing remedial work at the Sanitary Landfill Site and that its obligations under the bond had become due.  In settlement and satisfaction of the U.S Proof of Claim with respect to the Sanitary Landfill Site, Westchester will pay EPA up to $2,423,000, as directed by EPA, for the cost of remedial work at the Sanitary Landfill Site.  The United States shall not receive any Allowed General Unsecured Claim for the Sanitary Landfill Site under this Settlement Agreement.
39.        With respect to the Maryland Sand, Gravel, and Stone Superfund Site in Cecil County, Maryland (the “SG&S Site”) MLC was required to maintain financial assurance securing its full and final completion of remedial work.  MLC satisfied its financial assurance obligation by executing a performance bond in the amount of $1,400,000 with Westchester, naming EPA as beneficiary.  Following the Bankruptcy, EPA notified Westchester that MLC had stopped performing remedial work at the SG&S Site and that its obligations under the bond had become due.  In settlement and satisfaction of the U.S Proof of Claim with respect to the SG&S Site, Westchester will pay EPA up to $1,400,000, as directed by EPA, for the cost of remedial work at the SG&S Site.  The United States shall not receive any Allowed General Unsecured Claim for the SG&S Site under this Settlement Agreement.
40.        With respect to the Ford Road Landfill Superfund Site in Lorain County, Ohio (the “Ford Road Site”), MLC was required to maintain financial assurance securing its full and final completion of remedial work.  MLC satisfied its financial assurance obligation by executing a performance bond in the amount of $589,322 with Westchester, naming EPA as beneficiary.  Following the Bankruptcy, EPA notified Westchester that MLC had stopped performing remedial work at the Ford Road Site and that its obligations under the bond had become due.  In settlement and satisfaction of the U.S Proof of Claim with respect to the Ford Road Site, Westchester will pay EPA up to $589,322, as directed by EPA, for the cost of remedial work at the Ford Road Site.  The United States shall not receive any Allowed General Unsecured Claim for the Ford Road Site under this Settlement Agreement
41.        In light of the foregoing paragraphs 4 through 40 the United States, on behalf of EPA, shall have an Allowed General Unsecured Claim in the total amount of $36,290,270 (the “EPA Allowed Claim”).  In addition, the Operating Industries Steering Committee shall have an Allowed General Unsecured Claim in the amount of $2,300,000 (the “OISC Allowed Claim”), the Casmalia Resources Site Steering Committee shall have an Allowed General Unsecured Claim in the amount of $344,039 (the “CRSSC Allowed Claim”), and the Chemclene PRP Group shall have an Allowed General Unsecured Claim in the amount of $376,500 (the “Chemclene Allowed Claim”).  The United States, on behalf of EPA, will also receive a total cash amount of $4,613,322 from bonds, and work up to the amount of $10.5 million in accordance with bond requirements.
42.        Upon the Effective Date, the U.S. Proof of Claim shall be deemed fully settled and satisfied as to the Settled Non-Owned Sites and the Debtors’ claims agent shall be authorized and empowered to adjust the claims register accordingly.
43.        The U.S. Proof of Claim shall be deemed allowed in the respective amounts set forth herein as to the Settled Non-Owned Sites for purposes of distributions under the Plan, and shall be entitled to receive payment in the Initial Distribution under the Plan.  In addition, the OISC Allowed Claim, the CRSSC Allowed Claim, and the Chemclene Allowed Claim shall be deemed allowed in the respective amounts set forth herein.

44.        As to those sites not resolved by this or any other settlement agreement between the United States and Debtors, the United States is authorized, within thirty days after the Effective Date, to file a new proof of claim in the Debtors’ chapter 11 cases representing the amounts it contends are owed to it for those sites (the “New Proof of Claim”).  The New Proof of Claim may not be objected to on the grounds of timeliness.  The Debtors reserve all rights to object to the New Proof of Claim on any grounds other than timeliness.
45.        Nothing contained herein shall reduce the ability of the GUC Trust to enforce as to all claimants, other than the United States, Section 7.2 of the Plan requiring that all claims must be resolved before any distribution on account of allowed claims may occur.
46.        The GUC Trust shall reduce the distribution reserve amount to be used by the GUC Trust pursuant to Article VII of the Plan for the remaining unresolved general unsecured claims against Debtors asserted in the U.S. Proof of Claim to no less than $250 million.
47.        The allowed claims provided for herein shall be treated as provided under Section 4.3 of the Plan of Liquidation and shall not be subordinated to any other allowed Class 3 Unsecured Claim pursuant to any provision of the Bankruptcy Code or other applicable law that authorizes or provides for subordination of allowed claims, including, without limitation, Sections 105, 510, and 726(a)(4) of the Bankruptcy Code.
48.        With the exception of distributions received on account of penalty claims, any cash distribution or the proceeds of any non-cash distribution received by EPA on account of an Allowed General Unsecured Claim shall be deposited in a special account within the Superfund to be retained and used to fund response actions at the Settled Non-Owned Site for which it received an Allowed General Unsecured Claim, or, if no further response action is required, or as otherwise required by EPA policy, transferred by EPA to the Superfund. Any distributions received on account of penalty claims shall be processed in accordance with applicable law.
49.        Only the amount of cash received by EPA (and net cash received upon sale of any non-cash distributions) pursuant to this Settlement Agreement for any Allowed General Unsecured Claim, and not the total amount of any Allowed General Unsecured Claim, shall be credited by EPA to its account for the Non-Owned Site for which it received an Allowed General Unsecured Claim, and shall reduce the liability of non-settling potentially responsible parties for that site by the amount of the credit.
VII.  PAYMENT INSTRUCTIONS
50.        Cash distributions to the United States pursuant to this Settlement Agreement shall be made at https://www.pay.gov to the U.S. Department of Justice account in accordance with instructions provided to the Debtors by the Financial Litigation Unit of the United States Attorney’s Office for the Southern District of New York and shall reference Bankruptcy Case Number 09-50026 and DOJ File Number 90-11-3-09754.
51.        Non-cash distributions to the United States shall be made to:
U.S. Environmental Protection Agency
Attn:  Molly Williams
Suite 300
4411 Montgomery Rd.
Cincinnati, OH  45212

52.        The Debtors shall transmit written confirmation of such cash and non-cash distributions to the United States at the addresses specified below:

The United States:

BRUCE S. GELBER
Chief, Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice
P.O. Box 7611
Ben Franklin Station
Washington, DC  20044
Ref. DOJ File No. 90-11-3-1-09754

DAVID S. JONES
NATALIE N. KUEHLER
Assistant United States Attorney
Office of the United States Attorney
     for the Southern District of New York
86 Chambers Street, Third Floor
New York, NY  10007

EPA:

CRAIG KAUFMAN
Attorney-Advisor
U.S. Environmental Protection Agency
Ariel Rios Building
1200 Pennsylvania Avenue, NW
Washington, DC  20460

VIII.  COVENANTS NOT TO SUE AND RESERVATION OF RIGHTS
53.        In consideration of the payments and/or distributions that will be made under the terms of this Settlement Agreement, and except as specifically provided in Paragraphs 55 through 57, United States on behalf of EPA covenants not to file a civil action or to take any administrative or other civil action against the Debtors pursuant to Sections 106 or 107 of CERCLA, 42 U.S.C. §§ 9606 or 9607, and Section 7003 of RCRA, 42 U.S.C. § 6973, with respect to the Settled Non-Owned Sites.
54.        These covenants not to sue (and any reservations thereto) shall also apply to Debtors’ successors, assigns, officers, directors, employees, and trustees, but only to the extent that the alleged liability of the successor or assign, officer, director, employee, or trustee of Debtors is based solely on its status as and in its capacity as a successor or assign, officer, director, employee, or trustee of Debtors.  For purposes of this Paragraph, New GM shall not be considered a successor or assign of Debtors.
55.        The covenants not to sue set forth in this Settlement Agreement shall extend only to Debtors and the persons described in Paragraph 54 above and do not extend to any other person.  Nothing in this Settlement Agreement is intended as a covenant not to sue or a release from liability for any person or entity other than the Debtors, the United States, and the persons or entities described in Paragraph 54 above.  The United States and the Debtors expressly reserve all claims, demands, and causes of action, either judicial or administrative, past, present, or future, in law or equity, which they may have against all other persons, firms, corporations, entities, or predecessors of the Debtors for any matter arising at or relating in any manner to the Settled Non-Owned Sites.
56.        The covenants not to sue set forth in Paragraph 53 do not pertain to any matters other than those expressly specified therein.
57.        The United States expressly reserves, and this Settlement Agreement is without prejudice to, all rights against the Debtors with respect to all matters other than those set forth in Paragraph 53.  The United States also specifically reserves, and this Settlement Agreement is without prejudice to, any action based on (i) a failure to meet a requirement of this Settlement Agreement; (ii) criminal liability; (iii) liability for damages for injury to, destruction of, or loss of natural resources;  (iv) liability for response costs that have been or may be incurred by federal agencies which are trustees for natural resources; and (v) liability with respect to any site other than the Settled Non-Owned Sites.  In addition, the United States reserves, and this Settlement

Agreement is without prejudice to, all rights against the Debtors with respect to the  Settled Non-Owned Sites for liability under federal or state law for acts by the Debtors, their successors, or assigns that occur after the date of lodging of this Settlement Agreement.  Nothing in this Settlement Agreement shall be deemed to limit the authority of the United States to take response action under Section 104 of CERCLA, 42 U.S.C. § 9604, or any other applicable law or regulation, or to alter the applicable legal principles governing judicial review of any action taken by the United States pursuant to such authority.  Nothing in this Settlement Agreement shall be deemed to limit the information-gathering authority of the United States under Sections 104 and 122 of CERCLA, 42 U.S.C. §§ 9604 and 9622, or any other applicable law or regulation, or to excuse the Debtors from any disclosure or notification requirements imposed by CERCLA or any other applicable law or regulation.
58.        The Debtors hereby covenant not to sue and agree not to assert or pursue any claims or causes of action against the United States, including any department, agency, or instrumentality of the United States, with respect to the Settled Non-Owned Sites, including, but not limited to:  (i) any direct or indirect claim for reimbursement from the Hazardous Substances Superfund established pursuant to 26 U.S.C. § 9507; (ii) any claim against the United States under Sections 107 or 113 of CERCLA, 42 U.S.C. §§ 9607 or 9613; or (iii) any claims arising out of response activities at the Settled Non-Owned Sites.  Nothing in this Settlement Agreement shall be deemed to constitute preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. § 9611, or 40 C.F.R. § 300.700(d).
IX.  CONTRIBUTION PROTECTION
59.        The Parties agree, and by entering this Settlement Agreement the Court finds, that this settlement constitutes a judicially-approved settlement for purposes of Section 113(f)(2) of

CERCLA, 42 U.S.C. § 9613(f)(2), and that the Debtors are entitled, as of the Effective Date, to protection from contribution actions or claims as provided by Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), or as may be otherwise provided by law, for “matters addressed” in this Settlement Agreement.  Subject to the last sentence of this Paragraph, the “matters addressed” in this Settlement Agreement, as that phrase is used in Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), include, without limitation, claims by EPA or potentially responsible parties for response costs at or in connection with the Settled Non-Owned Sites, including releases of hazardous substances from any portion of the Settled Non-Owned Sites and all areas affected by migration of hazardous substances emanating from the Settled Non-Owned Sites.  The “matters addressed” in this Settlement Agreement do not include claims against any of the Debtors for past response costs incurred by potentially responsible parties prior to the date of lodging this Settlement Agreement with the Bankruptcy Court and included in proofs of claim filed in any of the Bankruptcy Cases by potentially responsible parties with respect to the Settled Non-Owned Sites.
60.        The Debtors each agree that, with respect to any suit for contribution brought against any of them after the Effective Date for matters related to this Settlement Agreement, they will notify the United States within fifteen business days of service of the complaint upon them.  In addition, in connection with such suit, the Debtors shall notify the United States within fifteen business days of service or receipt of any Motion for Summary Judgment and within fifteen business days of receipt of any order from a court setting a case for trial (provided, however, that the failure to notify the United States pursuant to this Paragraph shall not in any way affect the protections afforded under Section IX of this Settlement Agreement.
X.  JUDICIAL APPROVAL AND PUBLIC COMMENT

61.        In the event that the Creditors’ Committee timely objects to this Settlement Agreement pursuant to the Settlement Procedures Order, the Debtors shall promptly seek approval of this Settlement Agreement under Bankruptcy Rule 9019 or applicable provisions of the Bankruptcy Code.
62.        This Settlement Agreement shall be lodged with the Bankruptcy Court and shall thereafter be subject to a period of public comment following publication of notice of the Settlement Agreement in the Federal Register.  After the conclusion of the public comment period, the United States will file with the Bankruptcy Court any comments received, as well as the United States’ responses to the comments, and at that time, if appropriate, the United States will request approval of the Settlement Agreement.  The United States reserves the right to withdraw or withhold its consent if the comments regarding the Settlement Agreement disclose facts or considerations which indicate that the Settlement Agreement is not in the public interest.
63.        If for any reason (i) the Settlement Agreement is withdrawn by the United States as provided in Paragraph 62, or (ii) the Settlement Agreement is not approved by the Bankruptcy Court:  (a) this Settlement Agreement shall be null and void and the parties hereto shall not be bound under the Settlement Agreement or under any documents executed in connection herewith; (b) the parties shall have no liability to one another arising out of or in connection with this Settlement Agreement or under any documents executed in connection herewith; and (c) this Settlement Agreement and any documents prepared in connection herewith shall have no residual or probative effect or value.
XI.  NOTICES
64.        Whenever, under the terms of this Settlement Agreement, written notice is required to be given, or a report or other document is required to be sent by one Party to another, it shall be directed to the individuals at the addresses specified below via U.S. mail, unless those individuals or their successors give notice of a change of address to the other Parties in writing.  All notices and submissions shall be considered effective upon receipt, unless otherwise provided.  Except as otherwise provided in this Settlement Agreement, written notice as specified herein shall constitute complete satisfaction of any written notice requirement in the Settlement Agreement with respect to the United States and the Debtors, respectively.
As to the United States:

Bruce Gelber
Chief, Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice
P.O. Box 7611
Ben Franklin Station
Washington, DC 20044
Ref. DOJ File No. 90-11-3-09754

Natalie N. Kuehler
Assistant United States Attorney
Office of the United States Attorney
     for the Southern District of New York
86 Chambers Street, Third Floor
New York, NY 10007

Craig Kaufman
Attorney-Advisor
U.S. Environmental Protection Agency
Ariel Rios Building
1200 Pennsylvania Avenue, NW
Washington, DC 20460

As to the Debtors:

TED STENGER
Executive Vice President
Motors Liquidation Company, as agent for
    each of the foregoing entities,
401 South Old Woodward Avenue, Suite 370
Birmingham, MI 48009

DAVID R. BERZ
Weil, Gotshal & Manges LLP
Attorneys for Debtors and Debtors in Possession
1300 Eye Street, NW, Suite 900
Washington, D.C. 20005

XII.  INTEGRATION, AMENDMENTS, AND EXECUTION
65.        This Settlement Agreement constitutes the sole and complete agreement of the parties hereto with respect to the matters addressed herein.  This Settlement Agreement may not be amended except by a writing signed by all parties to this Settlement Agreement.
66.        This Settlement Agreement may be executed in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.
XIII.  RETENTION OF JURISDICTION
67.        The Bankruptcy Court shall retain jurisdiction over the subject matter of this Settlement Agreement and the parties hereto for the duration of the performance of the terms and provisions of this Settlement Agreement for the purpose of enabling any of the parties to apply at any time for such further order, direction, and relief as may be necessary or appropriate for the construction or interpretation of this Settlement Agreement or to effectuate or enforce compliance with its terms.
[SIGNATURE PAGE FOLLOWS]

THE UNDERSIGNED PARTIES ENTER INTO THIS SETTLEMENT AGREEMENT:

FOR THE UNITED STATES:	PREET BHARARA
United States Attorney for the
Southern District of New York

Robert G. Dreher	David S. Jones
Acting Assistant Attorney General	Natalie N. Kuehler
Environment and Natural Resources	Assistant U.S. Attorneys
Division	86 Chambers St., 3rd Floor
U.S. Department of Justice	New York, NY 10007

Date:	Date:

Alan S. Tenenbaum
National Bankruptcy Coordinator
Patrick Casey
Senior Counsel
Environment and Natural Resources Division
Environmental Enforcement Section
U.S. Department of Justice

Date:

Cynthia Giles
Assistant Administrator
Office of Enforcement and Compliance

Assurance
U.S. Environmental Protection Agency

Date:

FOR MLC, REALM, AND ENCORE:

Date:
Ted Stenger
Executive Vice President
Motors Liquidation Company, as agent for each of the foregoing entities,
401 South Old Woodward Avenue
Suite 370
Birmingham, MI 48009
Tel.: (313) 486-4044
Fax: (313) 486-4259
Email: tstenger@alixpartners.com

Date:
James M. Redwine
Vice President of Environmental Affairs
Motors Liquidation Company, as agent for each of the foregoing entities
401 South Old Woodward Avenue
Suite 370
Birmingham, MI 48009
Tel.: (214) 906-2146
Fax: (313) 486-4259
Email: jredwine@alixpartners.com

Date:
David R. Berz
Weil, Gotshal & Manges LLP
Attorneys for Debtors and Debtors in Possession
1300 Eye Street, NW, Suite 900

Washington, D.C. 20005
Tel.: (202) 682-7000
Fax: (202) 857-0939
Email: david.berz@weil.com

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